Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Amendment No. 2 to Registration Statement on Form S-1 (No. 333-213810), Registration Statements on Form S-3 (Nos. 333-220769, 333 231980, 333-240207, 333-252765, 333-256650 and 333-257905) and Registration Statements on Form S-8 (Nos. 333-219109, 333-208935, 333-227118, 333-232773 and 333-257740) of Oncocyte Corporation of our report dated April 12, 2023, relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K.

/s/ WithumSmith+Brown, PC

East Brunswick, New Jersey

April 12, 2023